Exhibit 99.1

Rural Cellular Corporation
Announces
Fourth Quarter/Full Year 2004 Financial Results and
Commercial Launch of GSM/GPRS/EDGE Services

February 22, 2005 –– ALEXANDRIA, Minn. –– Rural Cellular Corporation (“RCC” or “the Company”) (NASDAQ: RCCC) announces fourth quarter and full year 2004 financial results. In early 2005, the Company launched GSM/GPRS/EDGE services to its Northeast and Northwest regions.

Richard P. Ekstrand, President and Chief Executive Officer, commented: “We are very pleased with the successful commercial launch of our GSM/GPRS/EDGE networks in two of our most significant regions. These network initiatives, along with our 2004 Midwest CDMA/1XRTT launch, have successfully met the demand for new products and services. With these networks substantially completed, we look for improved customer performance in 2005 and to our expected second quarter commercial launch of GSM/GPRS/EDGE services in the South region.”

Ekstrand added, “RCC’s financial performance included $225 million annual EBITDA, meeting previous guidance.” (see reconciliation of non-GAAP financial measures to comparable GAAP financial measures)

Revenue and customers

Service Revenue. Service revenue increased 6.5% and 6.2% for the quarter and year ended December 31, 2004 to $96.6 million and $377.2 million, respectively, in spite of a 21,200 net customer decrease resulting from the AT&T Wireless property swap completed on March 1, 2004. These results reflect increased Universal Service Fund (“USF”) payments, which increased to $9.1 million and $28.2 million for the quarter and year ended December 31, 2004. For the quarter and year ended December 31, 2004, LSR increased to $48 and $46, respectively, as compared to $44 and $43 in the previous year.

Customers. Postpaid customers declined for the quarter by approximately 8,000, reflecting the transition stage of the Company’s networks through yearend. During the quarter ended December 31, 2004, postpaid retention was 97.6% as compared to 97.9% last year. For the full year, after giving effect to the completed AWE property exchange, total customers, including wholesale, increased by approximately 5,500.

Roaming Revenue. Roaming revenue for the quarter declined to $23.8 million as compared to $33.4 million last year. The decrease in roaming revenue primarily reflects the transfer of our Northwest Region Oregon 4 service area to AT&T Wireless in March 2004 together with decline in our outcollect yield. For the quarter and year ended December 31, 2004, outcollect yield declined to $0.15 and $0.16 per minute as compared to $0.21 per minute in both periods of 2003.

Operating costs

Cost of Equipment Sales. Cost of equipment decreased 8.9% to $9.7 million for the quarter, reflecting a decline in the Company’s postpaid gross customer additions during the fourth quarter of 2004 partially offset by CDMA migrations in its Midwest region. The Company expects increased equipment expense throughout 2005 as it migrates TDMA customers to next generation handsets.

Network Costs. RCC’s network cost increased 19.2% to $27.0 million for the quarter, reflecting the additional cost of operating multiple networks, additional cell sites, and increased incollect expense.

Selling, General and Administrative. During the quarter, SG&A increased 3.8% to $36.7 million over last year, primarily reflecting increased regulatory pass-through fees. Regulatory pass-through fees for the quarter ended December 31, 2004 and 2003 were $3.2 million and $2.6 million, respectively.

Interest Expense

Interest expense for the quarter increased 5.1% to $42.1 million as compared to $40.0 million last year. This increase primarily reflects the higher interest rate on the company’s secured notes, as compared to the rate on the previous credit facility. Cash interest expense was $7.9 million for the quarter and $101.4 million for all of 2004.

	Three months ended		Year ended
	December 31,		December 31,
(in thousands)	2004	2003	2004	2003
Interest expense on credit agreement	$—	$7,995	$5,135	$44,574
Interest expense on senior secured notes	9,875	—	29,753	—
Interest expense on senior notes	8,024	8,023	32,094	13,372
Interest expense on senior subordinated notes	10,320	10,320	41,281	41,281
Amortization of debt issuance costs	1,156	1,351	4,674	4,773
Write-off of debt issuance costs	—	192	12,605	6,134
Senior and junior preferred stock dividends	13,262	14,189	55,373	27,973
Effect of derivative instruments	(172)	(2,249)	5,208	(3,502)
Gain on redemption of senior exchangeable preferred stock	—	—	(22,572)	—
Other	(372)	211	426	1,657

	$42,093	$40,032	$163,977	$136,262

Network construction and capital expenditures

Capital expenditures for the quarter and year ended December 31, 2004 were approximately $32.8 million and $94.4 million, respectively, as compared to approximately $21.1 million and $53.7 million for the quarter and year ended December 31, 2003, respectively. The increase in capital spending primarily reflects the Company’s continued build-out of next-generation networks together with other network edge-out and expansion efforts in all of its regions. RCC anticipates capital expenditures for 2005 to be in the $100 million range.

Impairment of assets

The Company performed its annual impairment test under SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” and SFAS No. 142, “Goodwill and Other Intangible Assets,” for various long-lived assets, goodwill and licenses. Based on this analysis, the Company determined that certain of these assets were impaired and that a $47.1 million impairment charge should be recognized in 2004.

Teleconference

On February 23, 2005 at 8:00 AM CT, a teleconference will be held to discuss RCC’s fourth quarter performance. To participate in the call, please dial (800) 218-4007, and give the operator your name and company affiliation. To access a replay of this call through March 1, 2005, dial (800) 405-2236 and 11022474# as the pass code. An audio replay of the teleconference can also be accessed by logging onto the Company’s website at www.RCCwireless.com. To access the audio stream, click on the Investor Relations section.

About the Company

Rural Cellular Corporation, based in Alexandria, Minnesota, provides wireless communication services to Midwest, Northeast, South and Northwest markets located in 14 states.

Forward-looking statements

Statements about RCC’s future prospects are forward-looking and, therefore, involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the ability to deploy new network technology on a timely basis, the ability to service debt, and other factors discussed in RCC’s Report on Form 10-K for the year ended December 31, 2003 and from time to time in its other filings with the Securities and Exchange Commission.

Contact: Chris Boraas, Investor Relations Director – Equity (320) 808-2451

                 Suzanne Allen, Treasurer – Preferred Securities and Debt (320) 808-2156
                 World Wide Web address: http://www.rccwireless.com

# # #

Consolidated Operating Data:	Three months ended		Year ended
	December 31,		December 31,
	2004	2003	2004	2003
Penetration (1) (2)	10.3%	11.4%	10.3%	11.4%
Retention (3)	97.6%	97.9%	97.9%	98.1%
Average monthly revenue per customer (4)	$60	$61	$60	$59
Average monthly revenue per customer, less incollect cost (4)	$54	$56	$54	$54
Local service revenue per customer (5)	$48	$44	$46	$43
Acquisition cost per customer (6)	$469	$425	$438	$417
Voice customers at period end
Postpaid			628,614	656,110
Prepaid			20,391	22,302
Wholesale			80,806	67,104

Total customers			729,811	745,516

Directly Marketed POPs (1)
RCC Cellular			5,525,000	5,208,000
Wireless Alliance			754,000	754,000

Total POPs			6,279,000	5,962,000

(1)	Reflects 2000 U.S. Census Bureau data updated for December 2002.

(2)	Represents the ratio of wireless voice customers, excluding wholesale customers, at the end of the period to population served (“POPs”).

(3)	Determined for each period by dividing total postpaid wireless voice customers discontinuing service during such period by the average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), dividing that result by the number of months in the period, and subtracting such result from one.

(4)	Determined for each period by dividing service revenue (not including pass-through regulatory fees) and roaming revenue by the monthly average postpaid customers for such period.

(5)	Determined for each period by dividing service revenue (not including pass-through regulatory fees) by the monthly average postpaid customers for such period.

(6)	Determined for each period by dividing selling and marketing expenses, net costs of equipment sales, and depreciation of rental telephone equipment by the gross postpaid wireless voice customers added during such period.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

The Company utilizes certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess the Company’s financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. The Company’s method of computation may not be comparable to other similarly titled measures of other companies.

EBITDA is the sum of earnings before interest, taxes, depreciation and amortization. EBITDA margin is calculated as EBITDA divided by total revenues. The Company believes that EBITDA and EBITDA margin provide an important perspective on its operating results and its ability to service long-term obligations, to fund continuing growth, and to continue as a going concern. EBITDA and EBITDA margin are not intended to represent alternatives to net income or cash flows from operating, financing, or investing activities (as determined in accordance with GAAP) as a measure of performance and are not representative of funds available for discretionary use due to the Company’s financing obligations.

The following table reconciles EBITDA to net income (loss), the most comparable GAAP financial measure.

	Three months ended		Year ended
	December 31,		December 31,
	2004	2003	2004	2003
EBITDA	$52,537	$61,124	$225,204	$241,923
Depreciation and amortization	(20,966)	(17,212)	(76,355)	(76,429)
Impairment of assets	(47,136)	—	(47,136)	(42,244)
Interest expense	(42,093)	(40,032)	(163,977)	(136,262)
Interest and dividend income	357	377	1,727	916
Other income (expense)	2	(40)	(76)	891
Income tax benefit	1,672	—	1,672	—

Net income (loss)	$(55,627)	$4,217	$(58,941)	$(11,205)

The following table summarizes the reconciliation of EBITDA margin to net income (loss) as a percentage of total revenues.

(All items shown as % of total revenue)

	Three months ended		Year ended
	December 31,		December 31,
	2004	2003	2004	2003
EBITDA	41.7%	47.1%	44.6%	47.7%
Depreciation and amortization	(16.6)	(13.3)	(15.1)	(15.1)
Impairment of assets	(37.4)	—	(9.3)	(8.3)
Interest expense	(33.4)	(30.8)	(32.5)	(26.9)
Interest and dividend income	0.3	0.3	0.3	0.2
Other income (expense)	—	—	—	0.2
Income tax benefit	1.3	—	0.3	—

Net income (loss)	(44.1)%	3.3%	(11.7)%	(2.2)%

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
ASSETS
(In Thousands)
(Unaudited)

	As of December 31,
	2004	2003
CURRENT ASSETS:
Cash and cash equivalents	$85,339	$142,547
Accounts receivable, less allowance for doubtful accounts of $2,456 and $3,187	62,549	57,743
Inventories	7,658	8,037
Other current assets	4,175	4,259
Assets of operations held for sale	—	3,189

Total current assets	159,721	215,775

PROPERTY AND EQUIPMENT, less accumulated depreciation of $249,748 and $198,274	276,133	226,202
LICENSES AND OTHER ASSETS:
Licenses	548,513	563,283
Goodwill	348,682	360,796
Customer lists	47,868	64,575
Deferred debt issuance costs, less accumulated amortization of $10,103 and $12,009	30,228	34,479
Long-term assets of operations held for sale	—	50,153
Other assets, less accumulated amortization of $2,070 and $1,736	6,305	5,795

Total licenses and other assets	981,596	1,079,081

	$1,417,450	$1,521,058

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND SHAREHOLDERS’ DEFICIT
(In thousands, except per share data)
(Unaudited)

	As of December 31,
	2004	2003
CURRENT LIABILITIES:
Accounts payable	$52,465	$45,808
Current portion of long-term debt	81	27,262
Advance billings and customer deposits	11,076	10,454
Accrued interest	41,112	34,084
Other accrued expenses	9,679	11,276
Liabilities of operations held for sale	—	756

Total current liabilities	114,413	129,640
LONG-TERM LIABILITIES	1,733,079	1,764,867

Total liabilities	1,847,492	1,894,507

REDEEMABLE PREFERRED STOCK	166,296	153,381
SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 11,836 and 11,522 outstanding	118	115
Class B common stock; $.01 par value; 10,000 shares authorized, 539 and 552 outstanding	5	6
Additional paid-in capital	193,347	192,423
Accumulated deficit	(791,446)	(719,590)
Unearned compensation	(698)	—
Accumulated other comprehensive income	2,336	216

Total shareholders’ deficit	(596,338)	(526,830)

	$1,417,450	$1,521,058

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)

	For the three months ended		For the year ended
	December 31,		December 31,
	2004	2003	2004	2003
REVENUE:
Service	$96,562	$90,681	$377,219	$355,038
Roaming	23,759	33,447	105,504	131,896
Equipment	5,644	5,690	22,094	20,455

Total revenue	125,965	129,818	504,817	507,389

OPERATING EXPENSES:
Network costs, excluding depreciation	26,998	22,652	104,071	96,069
Cost of equipment sales	9,745	10,700	40,372	37,636
Selling, general and administrative	36,685	35,342	135,170	131,761
Depreciation and amortization	20,966	17,212	76,355	76,429
Impairment of assets	47,136	—	47,136	42,244

Total operating expenses	141,530	85,906	403,104	384,139

OPERATING INCOME (LOSS)	(15,565)	43,912	101,713	123,250

OTHER INCOME (EXPENSE):
Interest expense	(42,093)	(40,032)	(163,977)	(136,262)
Interest and dividend income	357	377	1,727	916
Other	2	(40)	(76)	891

Other expense, net	(41,734)	(39,695)	(162,326)	(134,455)

NET INCOME (LOSS) BEFORE INCOME TAX BENEFIT	(57,299)	4,217	(60,613)	(11,205)

DEFERRED INCOME TAX BENEFIT	(1,672)	—	(1,672)	—

NET INCOME (LOSS)	(55,627)	4,217	(58,941)	(11,205)

PREFERRED STOCK DIVIDEND	(3,334)	(3,076)	(12,915)	(38,877)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$(58,961)	$1,141	$(71,856)	$(50,082)

NET INCOME (LOSS) PER BASIC SHARE	$(4.81)	$0.09	$(5.87)	$(4.15)

NET INCOME (LOSS) PER DILUTED SHARE	$(4.81)	$0.09	$(5.87)	$(4.15)

WEIGHTED AVERAGE SHARES USED TO COMPUTE INCOME (LOSS) PER SHARE:
Basic	12,254	12,070	12,239	12,060
Diluted	12,254	12,662	12,239	12,060
COMPREHENSIVE INCOME (LOSS):
NET INCOME (LOSS) APPLICABLE TO COMMON SHARES.	$(58,961)	$1,141	$(71,856)	$(50,082)
Adjustments – derivative financial instruments	(171)	343	2,120	6,236

TOTAL COMPREHENSIVE INCOME (LOSS)	$(59,132)	$1,484	$(69,736)	$(43,846)

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Years ended
	December 31,
	2004	2003
OPERATING ACTIVITIES:
Net loss	$(58,941)	$(11,205)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	76,355	76,429
Loss on write-off of debt and preferred stock issuance costs	12,605	6,134
Mark-to-market adjustments – financial instruments	4,339	(2,225)
Gain on redemption of preferred stock	(22,573)	—
Non-cash preferred stock dividends	28,626	13,074
Impairment of assets	47,136	42,244
Deferred income tax benefit	(1,672)	—
Other	7,734	4,013
Change in other operating elements:
Accounts receivable	(1,821)	(14,286)
Inventories	547	(1,581)
Other current assets	89	(1,076)
Accounts payable	6,153	4,678
Advance billings and customer deposits	482	146
Accrued preferred stock dividends	26,747	14,899
Accrued interest	6,598	12,188
Other accrued liabilities	(2,127)	1,089

Net cash provided by operating activities	130,277	144,521

INVESTING ACTIVITIES:
Purchases of property and equipment	(94,417)	(53,704)
Purchases of wireless properties, net	(725)	(7,200)
Net proceeds from property exchange	13,567	—
Proceeds from sale of property and equipment	92	624
Other	24	(174)

Net cash used in investing activities	(81,459)	(60,454)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	188	131
Proceeds from issuance of long-term debt under the credit agreement	—	120,000
Repayments of long-term debt under the credit agreement	(525,724)	(394,628)
Proceeds from issuance of 9 7/8% senior notes	—	325,000
Proceeds from issuance of 8 1/4% senior secured notes	350,000	—
Proceeds from issuance of floating rate senior secured notes	160,000	—
Redemption of preferred stock	(68,351)	—
Payments to settle interest rate swaps	(7,645)	—
Payments of debt issuance costs	(14,293)	(13,374)
Repayment of swaption	—	(34,184)
Proceeds from unwinding hedge agreements	—	2,632
Other	(201)	(885)

Net cash (used in) provided by financing activities	(106,026)	4,692

NET (DECREASE) INCREASE IN CASH	(57,208)	88,759
CASH AND CASH EQUIVALENTS, at beginning of year	142,547	53,788

CASH AND CASH EQUIVALENTS, at end of period	$85,339	$142,547